Exhibit 10.1
EXECUTION VERSION

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of September 30, 2025, by and among THE JOINT CORP., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto (“Loan Parties”), the Lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.    The Lenders have made certain loans (the “Loans”) and other credit extensions to the Borrower pursuant to that certain Credit Agreement dated as of February 28, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Any and all capitalized terms in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by this Amendment.

B.    The Borrower has informed the Administrative Agent that it intends to sell or refranchise all of the Chiropractic Care Facilities that are owned or managed by Borrower, such that after all such sales and refranchisings, 100% of the Chiropractic Care Facilities shall be owned and managed by a Franchisee under the terms of a Franchise Agreement (such sales and refranchisings, collectively, the “Proposed Restructuring Transaction”).

C.    The Proposed Restructuring Transaction would result in an Event of Default under Section 7(e) of the Credit Agreement as a result of the Borrower’s failure to comply with (i) Section 5.03 of the Credit Agreement requiring that the Borrower carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the Effective Date, and (ii) Section 6.05 of the Credit Agreement relating to dispositions of assets.

D.    The Borrower has requested that the Administrative Agent and the Lenders consent, on a one time only basis, to the Proposed Restructuring Transaction and amend certain terms and provisions of the Credit Agreement, and the Administrative Agent and the Lenders agreed to do so on the terms, and subject to the conditions, set forth herein.

AGREEMENTS

In consideration of the mutual covenants and provisions of this Amendment, the parties agree as follows:

SECTION 1. CONSENT. Subject to the conditions set forth below, including without limitation the conditions set forth in Section 3 below, and in reliance on the representations, warranties and covenants of the Loan Parties set forth in Section 4 below, the Administrative Agent and each Lender hereby consent, on a one time only basis, to the Proposed Restructuring Transaction, notwithstanding Section 5.03 of the Credit Agreement, in each so long as each sale and refranchising consummated pursuant to the Proposed Restructuring Transaction (i) shall be made for fair value and for at least 75% cash consideration, and (ii) shall be made in accordance with sound business practices with respect to franchise development or area development. The foregoing consent shall operate solely with respect to the matters described herein, and shall not impair any right or power accruing to the Administrative Agent or any Lender upon the occurrence or continuance of any Default or Event of Default under the Credit Agreement, nor shall the consent contained herein be construed as a waiver of any Default or Event of Default or as an acquiescence thereto.

SECTION 2. AMENDMENTS. Subject to the conditions set forth below, including without limitation the conditions set forth in Section 3 below, and in reliance on the representations, warranties and covenants of the Loan Parties set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

2.1     Section 1.01 of the Credit Agreement is hereby amended as follows:

2.1.1 A new definition of “Franchise Development Agreement” shall be added as follows:

“Franchise Development Agreement” means each regional development agreement between Borrower, on the one hand, and a third-party regional developer of the Joint Chiropractic franchise concept, on the other hand.

2.1.2 The defined term “Franchisee Agreement” shall be revised to be “Franchise Agreement”, and all references in any Loan Document to the term “Franchisee Agreement” shall instead be deemed to be a reference to the term “Franchise Agreement”.

2.1.3 The definition of “Interest Payment Date” is hereby amended and restated in its entirety as follows:

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each calendar month and the Revolving Credit Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Revolving Credit Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date.

2.1.4 The definition of “Regional Franchise Development Agreement” shall be deleted in its entirety.

2.1.5 The definition of “Revolving Credit Maturity Date” is hereby amended and restated in its entirety as follows:

“Revolving Credit Maturity Date” means August 31, 2027 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

2.2    Section 6.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Dispositions of (i) Inventory in the Ordinary Course of Business, (ii) intellectual property rights pursuant to a Franchise Agreement or Franchise Development Agreement in the Ordinary Course of Business and (ii) used, obsolete, worn out or surplus Equipment or property in the Ordinary Course of Business;”

2.3    Section 6.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (g) shall not exceed $2,000,000 during any fiscal year of the Borrower;”

2.4    Section 6.05(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Dispositions of one or more Chiropractic Care Facilities pursuant to a Franchise Agreement or Franchise Development Agreement between the Borrower and a Franchisee or Developer; and”

2.5    A new Section 6.05(i) is hereby added to the Credit Agreement as follows:

“(i) Dispositions of assets in connection with the Proposed Restructuring Transaction.”

2.6    The proviso following sub-clause (i) in Section 6.05 of the Credit Agreement and the sentence that follows such proviso are hereby deleted in their entirety, and substituted therefor is the following:

“provided that all sales, transfers, leases and other dispositions permitted under this Section 6.05 (other than those permitted by paragraphs (a)(ii), (b), (d), (f) and (g) above) shall be made for fair value and for at least 75% cash consideration. A Disposition of a Chiropractic

Care Facility under paragraph (h) or (i) shall be made for fair value and in accordance with sound business practices with respect to franchise development or area development. The parties agree and acknowledge that the fair value of a Chiropractic Care Facility disposed of pursuant to clause (i) above may equal zero dollars ($0) based on sound business practices regarding valuation of a business generating negative earnings before taxes, interest, amortization and depreciation.

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1    The Borrower, the other Loan Parties, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

3.2    After giving effect to this Amendment, each of the representations and warranties set forth below shall be true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and no Default or Event of Default shall have occurred or shall result from the transactions contemplated hereby.

3.3    The Borrower shall have paid all fees and expenses required to be paid by the Borrower under Section 5 below.

3.4    No Material Adverse Effect shall have occurred, and no event, development or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect since the date of the most recent fiscal year-end financial statements delivered to the Lenders pursuant to Section 5.01(a) of the Credit Agreement.

3.5    Immediately prior to, and immediately after giving effect to, each sale or refranchising pursuant to the Proposed Restructuring Transaction, the outstanding principal balance of the Loans shall equal $0.00.

3.6    The Proposed Restructuring Transaction shall have been consummated in full on or prior to December 31, 2025.

3.7    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to this Amendment and any other legal matters relating to the Loan Parties, all in form and substance satisfactory to the Administrative Agent and its counsel.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Loan Parties hereby certify to the Administrative Agent and the Lenders that, after giving effect to this Amendment, all of each Loan Party’s representations and warranties contained in the Credit Agreement and each of the Loan Documents are true, accurate and complete in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), and no Default or Event of Default has occurred under (and as defined in) the Credit Agreement or any of the Loan Documents. Without limiting the generality of the foregoing, each Loan Party represents, warrants and agrees, as applicable, that:

4.1    the execution and delivery of this Amendment has been authorized by all necessary action on the part of the Borrower and the other Loan Parties;

4.2    the person executing this Amendment on behalf of the Borrower and the other Loan Parties is duly authorized to do so;

4.3    none of the execution, delivery or performance of this Amendment will breach, violate or constitute a default under (i) any laws, rules or regulations applicable to the Borrower or any of the other Loan Parties or any of their property or (ii) any contract or agreement to which the Borrower or any of the other Loan Parties is a party; and

4.4    this Amendment constitutes the legal, valid, binding and enforceable obligation of the Borrower and the other Loan Parties, as applicable, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. MISCELLANEOUS.

5.1    Except as supplemented, modified and amended by this Amendment, the terms and conditions of the Credit Agreement and other Loan Documents shall remain unmodified and shall continue in full force and effect. The Borrower and each other Loan Party hereby reaffirm all of their obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.

5.2    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic transmission (which shall include “PDF” or “TIFF” format) shall be as effective as delivery of a manually executed counterpart of this Amendment.

5.3    The Borrower and the other Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Credit Parties and their past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that the Borrower or the Loan Parties ever had, have or may have against the Released Parties.

5.4    Except as expressly consented to herein with respect to the Proposed Restructuring Transaction, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly set forth in this Amendment, the Administrative Agent reserves all of its respective rights and remedies under the Loan Documents, at law or in equity, and at such times as the Administrative Agent from time to time may elect.

5.5    As an inducement to the Credit Parties entering into this Amendment and as otherwise required under the Loan Documents, the Borrower hereby agrees to pay, upon execution and delivery of this Amendment, all costs and expenses of the Credit Parties incurred in connection with this Amendment and the matters contemplated herein, including all reasonable attorney’s fees.

5.6    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

5.7    This Amendment shall become a part of the “Loan Documents”.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

THE JOINT CORP., a Delaware corporation, as Borrower

By:	/s/ Scott Bowman
Name:	Scott Bowman
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Issuing Bank and Lender

By:	/s/ Nicholas Zedreck
Name:	Nicholas Zedreck
Title:	Vice President

[Signature Page to Consent and Third Amendment]